EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-3 of our report dated September 20, 2000, appearing in the Current Report on Form 8-K of Comverse Technology, Inc. dated September 28, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ Deloitte & Touche LLP

New York, New York
September 25, 2000














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